UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3106389
(State or incorporation or organization)	(IRS Employer Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
AmTrust Financial Services, Inc. Depositary Shares,	New York Stock Exchange, LLC
each representing 1/40th of a share of
7.25% Non-Cumulative Preferred Stock, Series B

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration file number to which this form relates: 333-192097

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the Depositary Shares, each representing 1/40th of a share of 7.25% Non-Cumulative Preferred Stock, Series B, par value $0.01 per share and liquidation preference $1,000 per share (the "Depositary Shares") of AmTrust Financial Services, Inc. (the "Company"). For a description of the Depositary Shares, reference is made to the information set forth under the heading "Description of the Depositary Shares" in the Company's Prospectus Supplement, dated June 25, 2013, to the Prospectus, dated November 5, 2013, which constitutes a part of the Company's Registration Statement on Form S-3 (File No. 333-192097), filed under the Securities Act of 1933, as amended, which information is hereby incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of AmTrust Financial Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 28, 2013).

3.2	Amended and Restated By-Laws of AmTrust Financial Services, Inc. (incorporated by reference to Exhibit 3.3 to the Company’s Quarterly Report on Form 10-Q (No. 001-33143) filed on August 9, 2013).

3.3	Certificate of Designations of 7.25% Non-Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed on July 1, 2014).

4.1	Form of stock certificate evidencing 7.25% Non-Cumulative Preferred Stock, Series B (incorporated by reference to Exhibit 4.3 to the Company's Current Report on Form 8-K filed on July 1, 2014).

4.2	Form of depositary receipt (incorporated by reference to Exhibit 4.2 to the Company's Current Report on Form 8-K filed on July 1, 2014).

4.3
Deposit Agreement, dated July 1, 2014, among AmTrust Financial Services, Inc., American Stock Transfer & Trust Company, LLC and the holders from time to time of the depositary receipts described therein (incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K filed on July 1, 2014).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	July 1, 2014

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary